Exhibit 16.1

                                MOEN AND COMPANY
                              CHARTERED ACCOUNTANTS

Member:                                           Securities Commission Building
Canadian Institute of Chartered Accountants         PO Box 10129, Pacific Centre
Institute of Chartered Accountants of                               Suite 1400 -
British Columbia                                         701 West Georgia Street
Institute of Management Accountants (USA)
(From 1965)                                          Vancouver, British Columbia
                                                                  Canada V7Y 1C6
Registered with:                                       Telephone: (604) 662-8899
Public Company Accounting Oversight Board                    Fax: (604) 662-8809
(USA) (PCAOB)                                            Email: moenca@telus.net
Canadian Public Accountability Board (CPAB)
Canada - British Columbia Public Practice
Licence
--------------------------------------------------------------------------------

October 21, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Dear Sirs:

We were previously principal accountants for Manu Forti Group, Inc. and we reported on the financial statements of Manu Forti Group, Inc. as of and for the years ended March 31, 2005 and 2004. On October 20 2005, our appointment as principal accountants was terminated. We have read Manu Forti Group Inc.'s statements included under Item 4.01 of its Form 8-K dated October 21, 2005, and we agree with such statements, except that we are not in a position to agree or disagree with Manu Forti's statement that Bedinger & Company was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements.

Yours very truly,
MOEN AND COMPANY


"Moen and Company"
------------------